Exhibit 99.1




PRESS RELEASE                                      CONTACT:  Michael M. Ciaburri
November 16, 2004                                            President & COO
                                                            (203) 782-1100

          SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCES ELECTION OF NEW
                        DIRECTOR TO HOLDING COMPANY BOARD

The Board of Directors of Southern Connecticut Bancorp, Inc., the holding company of the Bank of Southern Connecticut and the Bank of Southeastern Connecticut (in organization), is pleased to announce the election of James S. Brownstein, Attorney at Law, to its Board of Directors. Mr. Brownstein has served as a director of the Bank of Southern Connecticut since 2001, and will now serve as a director on both Boards. Mr. Brownstein has been a partner in the law firm of Kantrovitz and Brownstein, P. C. in Woodbridge, Connecticut since 1992.

Southern Connecticut Bancorp, Inc. is based in New Haven, Connecticut and trades on AMEX under the symbol SSE.

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